Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-236781, 333-229961, 333-225651 and 333-253543 on Form S-8 and Registration Statement No 333-240348 on Form S-3ASR of our reports dated February 24, 2022, relating to the financial statements of Avalara, Inc., and the effectiveness of Avalara, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Seattle, Washington

February 24, 2022